SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2003

Newtek Business Services, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-16123	11-3504638

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Quentin Roosevelt Blvd., Garden City, New York		11554

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:		(516) 390-2260

FORWARD-LOOKING STATEMENTS

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the operations and business environment of Newtek Business Services, Inc., (Newtek) that could render actual outcomes and results materially different than predicted. Newtek’s forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in interest rates or the general economy of the markets in which Newtek operates; economic, technological or regulatory changes affecting the businesses conducted and to be conducted by Newtek; Newtek’s ability to employ and retain qualified employees; changes in government regulations that are applicable to Newtek’s regulated small business lending; management businesses; Newtek’s ability to identify and complete acquisitions and successfully integrate the businesses it acquires; changes in the demand for Newtek’s services; the degree and nature of Newtek’s competition; and general volatility of the capital markets and the market price of Newtek’s common stock. While Newtek believes that its assumptions are reasonable at the time forward-looking statements were made, it cautions that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and Newtek undertakes no obligation to update such statements in light of new information or otherwise.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 7, 2003, a majority-owned subsidiary of Newtek, its Florida-based certified capital company, completed the acquisition of substantially all of the stock of Automated Merchant Services, Inc. (“AMS”), a company engaged in the business of soliciting merchants and others for credit card processing services. The acquisition brings to Newtek’s credit card processing business an additional 2,100 existing clients as well as 10 customer representatives covering the Southern Florida market. In addition to gaining a significant foothold in the Florida small to medium-sized business market, Newtek will utilize this acquisition to cross-market other Newtek products and services including its small business lending service, outsourced bookkeeping service and tax and insurance services. Newtek plans on growing AMS beyond the Florida market and expanding its product base to include everything that Newtek’s existing processing marketer, Newtek Merchant Solutions, offers.

Michael Rothman and Martin Blank will remain with the company on its board of directors. In addition, Martin Blank will continue to be a minority shareholder holding less than one percent and serve as an executive officer of the company.

Newtek’s aggregate cost to acquire AMS was $2.98 million, of which $1.5 million was cash paid and $1.2 million in three years, 6 percent promissory notes to the selling stockholders. The balance of $280,000 represents acquisition costs and liabilities of AMS assumed by Newtek.

Attached as Exhibit 2.1 is a copy of the Agreement and Plan of Merger, dated August 7, 2003; Exhibits 99.1 and 99.2 are, respectively, the audited condensed financial statements for AMS as of and for 2002 and the unaudited balance sheet, statement of income and statement of cash flow as of June 30, 2002 and for the three and six month periods ending March 31, 2002, June 30, 2002, March 31, 2003 and June 30, 2003.

Attached as Exhibit 99.3 is Newtek’s unaudited pro forma condensed consolidated balance sheet at June 30, 2003 and the unaudited pro forma condensed consolidated statements of income for the six month period ending June 30, 2003 and the year ended December 31, 2002, each giving effect to the AMS acquisition as if it had occurred on the first day of such periods.

All of the foregoing Exhibits are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Consolidated Financial Statements of Business Acquired

The unaudited condensed financial information for Automated Merchant Services, Inc. as of June 30, 2003 and the six month periods ended June 30, 2002 and June 30, 2003 appear as Exhibit 99.1 to this Form 8-K.

The audited consolidated financial statements of Automated Merchant Services, Inc. as of and for the year ended December 31, 2002, appear as Exhibit 99.2 to this Form 8-K.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information set forth herein gives effect to the acquisition of AMS by Newtek as of June 30, 2003 and December 31, 2002 are attached as Exhibit 99.3.

EXHIBIT NUMBER	DESCRIPTION

*	Agreement and Plan of Merger, dated August 7, 2003, among Newtek Business Services, Inc., Automated Merchant Services Acquisition Corp., Automated Merchant Services, Inc., Martin Blank, Michael Rothman and Ellen Rothman, Trustees of the Michael Rothman Revocable Trust Dated May 7, 2001 and Michael Rothman.

*	Unaudited condensed balance sheet of Automated Merchant Services, Inc. as of June 30, 2002 and the unaudited condensed statements of income and cash flows for each of the three-month and six-month periods ended June 30, 2002 and June 30, 2003.

*	Audited financial statements of Automated Merchant Services, Inc., as of and for the year ended December 31, 2002.

99.3	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003, and Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2003 and the year ended December 31, 2002.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18th, 2003

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ BARRY SLOANE

Name: Barry Sloane Title: Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

*	Agreement and Plan of Merger, dated August 7, 2003, among Newtek Business Services, Inc., Automated Merchant Services Acquisition Corp., Automated Merchant Services, Inc., Martin Blank, Michael Rothman and Ellen Rothman, Trustees of the Michael Rothman Revocable Trust Dated May 7, 2001 and Michael Rothman.

*	Unaudited condensed balance sheet of Automated Merchant Services, Inc. as of June 30, 2002 and the unaudited condensed statements of income and cash flows for each of the three-month and six-month periods ended June 30, 2002 and June 30, 2003.

*	Audited financial statements of Automated Merchant Services, Inc., as of and for the year ended December 31, 2002.

99.3	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003, and Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2003 and the year ended December 31, 2002.

*	Previously filed